Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


As independent registered public accountants, we hereby consent to the incorporation of our report dated March 20, 2006 relating to the financial statements of MacroChem Corporation for the year ended December 31, 2005 included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 33-82298, 333-34533, 333-50402, 333-67058, 333-109554, 333-114724
and 333-124966 of MacroChem Corporation on Form S-3 and Registration Statement Nos. 33-48876, 33-85812, 333-28967 and 333-67080 of MacroChem Corporation on
Form S-8.




/s/Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.


March 27, 2006
Boston, Massachusetts




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